Exhibit (S)
FIRST AMENDMENT TO THE SHAREHOLDERS´ VOTING RIGHTS AGREEMENT
AND OTHER COVENANTS

This AMENDMENT NO. 1, dated as of March 23, 2007 (the “Amendment”), to the Shareholders' Voting Rights Agreement
and Other Covenants, dated as of August 31, 2004 (the  “Original Agreement”), is by and among the following parties:

SANTA ERIKA LTD., an International Business Company duly incorporated and validly existing under the laws of the
Commonwealth of the Bahamas, with registered office at One Montague Place, East Bay Street, PO Box N-4906,
Nassau, Bahamas and bears registration number 131,293 B,

SANTA ROSELI LTD., an International Business Company duly incorporated and validly existing under the laws of the
Commonwealth of the Bahamas, with registered office at One Montague Place, East Bay Street, PO Box N-4906,
Nassau, Bahamas and bears registration number 131,292 B,

SANTA HELOÍSA LTD., an International Business Company duly incorporated and validly existing under the laws of the
Commonwealth of the Bahamas, with registered office at One Montague Place, East Bay Street, PO Box N-4906,
Nassau, Bahamas and bears registration number 131,289 B, and

SANTA PACIENCIA LTD., an International Business Company duly incorporated and validly existing under the laws of the
Commonwealth of the Bahamas, with registered office at One Montague Place, East Bay Street, PO Box N-4906, Nassau,
Bahamas and bears registration number 131,291 B,

And, as Intervening Parties,

SANTA ANA C.V., a limited partnership (commanditaire vennootschap) formed under the laws of the Netherlands, with registered office at Naritaweg 165, 1043 BW, Amsterdam, the Netherlands,

SANTA VITORIA C.V., a limited partnership (commanditaire vennootschap) formed under the laws of the Netherlands, with registered office at Naritaweg 165, 1043 BW, Amsterdam, the Netherlands,

INPAR VOF, a general partnership under the laws of the Netherlands, having its office address at Zuidplein
36 H-Toren, 4e, 1077 XV Amsterdam, the Netherlands, registered with the trade register in Amsterdam, the Netherlands, with number 34231694,

SANTA CAROLINA C.V., a limited partnership (commanditaire vennootschap) formed under the laws of the Netherlands, with registered office at Naritaweg 165, 1043 BW, Amsterdam, the Netherlands,

SANTA MARIA ISABEL C.V., a limited partnership (commanditaire vennootschap) formed under the laws of the
Netherlands, with registered office at Naritaweg 165, 1043 BW, Amsterdam, the Netherlands,

JORGE PAULO LEMANN, Brazilian citizen, married, economist, holder of ID no. 1.566.020-IFP/RJ, enrolled in the CPF/MF under nr. 005.392.877-68,

CARLOS ALBERTO DA VEIGA SICUPIRA, Brazilian citizen, married, business manager, holder of
ID no. 1.971.453-IFP/RJ, enrolled in the CPF/MF under nr. 041.895.317-15, and

MARCEL HERRMANN TELLES, Brazilian citizen, married, economist, holder of ID no. 02.347.932-2-IFP/RJ, enrolled in the CPF/MF under nr. 235.839.087-91,

With the acknowledgement and acceptance of:

S-BR GLOBAL INVESTMENTS LIMITED, a company duly incorporated and validly existing under the laws of the
Commonwealth of the Bahamas, with head offices at The Bahamas Financial Center, 4th floor, on Shirley and
Charlotte Streets, Nassau, Bahamas (the “Company”),

BR GLOBAL INVESTMENTS LIMITED, a company duly incorporated and validly existing under the laws of the
Commonwealth of the Bahamas, with head offices at The Bahamas Financial Center, 4th floor, on Shirley and
Charlotte Streets, Nassau, Bahamas (“Br Global Investments Limited”), and

BRC S.à. R.L., a company duly incorporated and validly existing under the laws of Luxembourg, with head offices at 73, Côte d´Eich, L-1450, Luxembourg.

WHEREAS:

(i)	The Parties have entered into and successfully implemented the Original Agreement;

(ii)
On August 9, 2006, BRACO MANAGEMENT INC., a company duly incorporated and validly existing under the laws of the Commonwealth of the Bahamas, with head offices at The Bahamas Financial
Center, 4th floor, on Shirley and Charlotte Streets, Nassau, Bahamas (“Braco Management Inc.”),
ROUGEVAL LIMITED, an International Business Company duly incorporated and validly existing under the laws of the Commonwealth of the Bahamas, with head offices at The Bahamas Financial Center,
4th floor on Shirley and Charlotte Streets, Nassau, Bahamas, registered with the Bahamas Company
Register with number 120485B (“Rougeval Limited”) and TÍNSEL INVESTMENTS INC., an International
Business Company duly incorporated and validly existing under the laws of the Commonwealth of the Bahamas, with head offices at The Bahamas Financial Center, 4th floor on Shirley and Charlotte Streets, Nassau, Bahamas, registered with the Bahamas Company Register with number 3288B (“Tínsel Investments Inc.”) merged with and into BR Global Investments Limited, with BR Global Investments Limited as the surviving entity and successor by merger to Braco Management Inc., Rougeval Limited and Tínsel Investments Inc.; and

(iii)
The Parties desire to establish new provisions relating to (i) the essential characteristics of the members of the board of directors of the Controlled Companies; (ii) the distribution of dividends by the Controlled Companies, including AK; and (iii) the term and termination of the Original Agreement, as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual terms, conditions and agreements set forth herein, the Parties hereby agree as follows:

Section 1 - Terms and Definitions of the Original Agreement

1.1. Except as otherwise expressly provided for herein, capitalized terms used but not defined herein shall have the meaning ascribed to them in the Original Agreement.

Section 2 - Representation on the Board of Directors of the Controlled Companies:

2.1. The representation on the Board of Directors of the Controlled Companies in Section 3 of the Original Agreement is
hereby amended and restated to read as follows:

“3. Representation on the Board of Directors of the Controlled Companies:

3.1. The Board of the Company, BR Global and BRC shall each consist of four members. The number of
Directors constituting the Board of the AK and the Board of InBev shall be as set forth in the AK By-Laws, the Conditions of Administration and the InBev Shareholders´ Voting Rights Agreement And Other
Covenants, respectively. Each block of voting shares representing 25% (twenty-five percent) of the voting capital stock of the Company shall entitle its owner(s), at all times, to designate (i) one member of the
Board of each of the Company, BR Global and BRC, and (ii) 25% (twenty-five percent) of the members of the Board of each of AK and InBev and the respective alternative members that BRC is entitled to nominate, if any.

3.2. The Parties shall cause BRC to appoint the members of the Board of AK and of InBev pursuant to the provisions set forth herein and pursuant to the provisions set forth in the AK By-Lawys, the Conditions of
Administration and the InBev Shareholders´ Agreement.

3.3. The Parties hereby undertake to appoint and elect as members of the management of the Controlled
Companies only those persons who meet all the following requirements: (i) be at least 27 years of age;
(ii) not having been convicted of any crime for which a final and non-appeallable judgment has been rendered; (iii) hold a college degree; and (iv) not having used any substance that is unlawful or prohibited simultaneously in Brazil and in the United States of America.”

Section 3 - Unanimity for Certain Resolutions

3.1. Item (i) of Section 5.2 of the Original Agreement is hereby amended and restated to read as follows:

“5. Unanimity for Certain Resolutions

(…)

5.2. With respect to each of the Company and/or the Controlled Companies (excluding AK and InBev, except as otherwise provided below), the following matters are covered by this Section 5;

(…)

(i) Change in the following policies of the Company and/or of any of the Controlled Companies including the AK:

Distribution of 100% (one hundred percent) of any proceeds received, directly or indirectly, from InBev, after:

(i) Deducting its current operational expenses,

(ii) Establishing cash provisions for contingencies, tax and other liabilities and/or after legally required reserves have been made,

(iii) The respective company’s outstanding and payable financial obligations for the following fiscal year have been funded (i.e. through a cash reserve), and

(iv) Withholding of 20% (twenty percent) of the proceeds available after the deductions provided for in items
(i) through (iii) of this Section 5.2(i), in order to create an additional cash reserve; provided, however, that such additional cash reserve shall not exceed an amount equal to twice the average of the total amount of dividends distributed by the respective company in the 3 (three) immediately preceding years and shall be used to pay an exceptional dividend in future years if the respective company has not had a positive net income.”

Section 4 - Term and termination

4.1. Section 13.1 of the Original Agreement is hereby amended and restated to read as follows:

“13.1. This Shareholders’ Voting Rights Agreement shall become effective on its execution date, remaining in full force and effect during (i) the corporate existence of the Company, (ii) the corporate existence of its legal successor, or (iii) no more than one (1) year counted from the termination of the InBev Shareholders Agreement, whichever firstly occurs.”

Section 5 - Intervening Parties

5.1. The Intervening Parties execute this Amendment, in their capacity as controlling shareholders of the Parties, for the purpose of manifesting their consent to the obligations expressly assumed by them and the rights expressly conferred upon them under this
Amendment.

Section 6 - No Other Amendments

6.1. Except as expressly set forth herein, the Original Agreement remains in full force and effect.

Section 7 - Counterparts

7.1. This Amendment may be executed in one or more counterparts, and by the parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 8 - Governing Law

8.1. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of the Bahamas.

Section 9 - Amendment and Waiver

9.1 Neither this Amendment nor any term hereof may be amended or otherwise modified other than by an instrument in writing signed by the parties. Except as otherwise expressly provided in this Amendment, no provision of this Amendment may be waived, discharged or terminated other than by an instrument in writing signed by the party against whom the enforcement of such waiver, discharge or termination is sought.

IN WITNESS WHEREOF, the Parties hereto have caused this AMENDMENT NO. 1 to the Original Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Parties:

/s/ Jorge Paulo Lemann	/s/ Jorge Paulo Lemann
Santa Erika Ltd.	Santa Roseli Ltd.
By: Jorge Paulo Lemann	By: Jorge Paulo Lemann

/s/ Marcel Herrmann Telles	/s/ Carlos Alberto da Veiga Sicupira
Santa Paciencia Ltd.	Santa Heloisa Ltd.
By: Marcel Herrmann Telles	By: Carlos Alberto da Veiga Sicupira

Intervening Parties:

/s/ Jorge Paulo Lemann	/s/ Jorge Paulo Lemann
Jorge Paulo Lemann	Inpar VOF
By: Jorge Paulo Lemann

/s/ Carlos Alberto da Veiga Sicupira	/s/ Marcel Herrmann Telles
Carlos Alberto da Veiga Sicupira	Marcel Herrmann Telles

/s/ Jorge Paulo Lemann	/s/ Jorge Paulo Lemann
Santa Vitória CV	Santa Ana CV
By: Jorge Paulo Lemann	By: Jorge Paulo Lemann

/s/ Marcel Herrmann Telles	/s/ Carlos Alberto da Veiga Sicupira
Santa Maria Isabel CV	Santa Carolina CV
By: Marcel Herrmann Telles	By: Carlos Alberto da Veiga Sicupira

Agreed and accepted by the Acknowledging Parties:

/s/ Carlos Alberto da Veiga Sicupira Roberto Moses Thompson Motta	/s/ Jorge Paulo Lemann Roberto Moses Thompson Motta
S-BR Global Investments Limited	BR Global Investments Limited
By: Carlos Alberto da Veiga Sicupira Roberto Moses Thompson Motta	By: Jorge Paulo Lemann Roberto Moses Thompson Motta

/s/ Marcel Herrmann Telles Roberto Moses Thompson Motta
BRC S.à. R.L
By: Marcel Herrmann Telles Roberto Moses Thompson Motta

1.	/s/ Filipe Bueno Fernandes Dias	2.	/s/ Michael Anderson de S. Soares
	Filipe Bueno Fernandes Dias		Michael Anderson de S. Soares

[Second Signature Page of the First Amendment to the Shareholders´ Voting Rights Agreement and Other Covenants
dated March 23, 2007]